SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) June 1, 1994
                                                 (May 25, 1994)


                       GULF STATES UTILITIES COMPANY
            (Exact name of registrant as specified in charter)




                                  TEXAS
              (State or other jurisdiction of incorporation)




        1-2703                                      74-0662730
(Commission file number)                 (IRS Employer Identification No.)




    350 Pine Street, Beaumont, Texas                   77701
(Address of principal executive offices)            (Zip Code)




Registrant's telephone number, including area code (409) 838-6631


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Item 5.  Other Materially Important Events

On May 25, 1994 , The Court of Appeals for the Third District of Texas ( the "Court of Appeals") withdrew, and entered a substitute for, its opinion of September 15, 1993, in the appeal of a 1991 Texas District Court ruling relating to the decision of the Public Utility Commission of Texas ("PUCT") in 1988 to hold in abeyance its judgment on the prudency of $1.4 billion of Gulf States Utilities Company's ("GSU") company-wide costs associated with the River Bend Steam Electric Generating Station ("River Bend"). Pertinent details concerning the PUCT's decision in GSU's 1988 rate case, the 1991 District Court ruling, the September 1993 opinion of the Court of Appeals that has been withdrawn and related matters are contained in the respective Annual Reports of GSU and its parent, Entergy Corporation, on Form 10-K for the year ended December 31, 1993, and their respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 1994.

Contrary to its earlier opinion, the Court of Appeals affirmed the District Court's conclusion that there was substantial evidence to support the PUCT's 1988 decision not to include the $1.4 billion of company-wide River Bend construction costs in GSU's rate base. While acknowledging that the PUCT had exceeded its authority when it attempted to defer a decision on the inclusion in rate base of the $1.4 billion of River Bend costs in order to allow GSU a further opportunity to demonstrate the prudency of those costs in a subsequent proceeding, the Court of Appeals found in its substituted opinion that GSU had suffered no harm or lack of due process as a result of the PUCT's error. Accordingly, the Court of Appeals held that the PUCT's action had the effect of disallowing the $1.4 billion of costs for ratemaking purposes.

The Court of Appeals' substituted opinion also held that the PUCT's decision in the 1988 GSU rate case permitting rate base treatment of deferred carrying costs and operating expenses associated with River Bend should be reversed and remanded because it did not comply with the Court of Appeals' most recent holding in City of El Paso v. Public Utility Commission ( the "El Paso Case" referred to in the Annual and Quarterly Reports of GSU and Entergy referred to above). The El Paso Case held that only deferred operating costs, and not deferred carrying costs, were allowable in rate base. The remand to the PUCT was limited to this issue.

The Court of Appeals' substituted opinion was entered by two judges, with a third judge dissenting. The dissenting opinion states that the result of the majority opinion is, among other things, to deprive GSU of due process at the PUCT because the PUCT never reached a finding on the $1.4 billion of costs.

The Texas retail portion of the $1.4 billion of GSU's company-wide River Bend costs that the Court of Appeals found had been effectively disallowed by the PUCT, when adjusted for the effect of taxes and depreciation, and the related cost deferrals, totaled $298 million and $170 million, respectively, as of March 31, 1994.

It is anticipated that GSU will seek a reconsideration by the Court of Appeals of its substituted opinion and, barring further review by the Court of Appeals, will appeal the decision to the Texas Supreme Court.

                                 SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GULF STATES UTILITIES COMPANY


                                BY:    /s/ Lee W. Randall
                                        Lee W. Randall
                                   Vice President , Chief Accounting
                                    Officer and Assistant Secretary




Dated:  June 1, 1994